UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
______________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
______________
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant    ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐Definitive Additional Materials
☐Soliciting Material Under Rule 14a-12

Spruce Power Holding Corporation
(Name of Registrant as Specified In Its Charter)
________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐Fee paid previously with preliminary materials.
☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Spruce Power Holding Corporation
2000 S Colorado Blvd, Suite 2-825
Denver, Colorado 80222
June 24, 2024

To Our Stockholders:
You are cordially invited to attend the 2024 annual meeting of stockholders of Spruce Power Holding Corporation (the "Company") to be held at 11:00 a.m. Eastern Time on August 12, 2024 (as it may be adjourned or postponed from time to time, the “Annual Meeting”).
This year’s Annual Meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.viewproxy.com/SPRU/2024 You will not be able to attend the Annual Meeting in person.
Details regarding the meeting, the business to be conducted at the meeting, and information about Spruce Power Holding Corporation that you should consider when you vote your shares are described in the accompanying proxy statement.
At the annual meeting, two (2) persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 and to provide an advisory vote regarding the total compensation paid to our named executive officers. Our board of directors recommends the approval of each of the proposals.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On July 1, 2024, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2024 Annual Meeting of Stockholders and our 2023 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.
Thank you for your continued support of Spruce Power Holding Corporation. We look forward to seeing you at the annual meeting.

Sincerely,
Christopher Hayes
Chief Executive Officer
_________________________________________________________________________

Spruce Power Holding Corporation
2000 S Colorado Blvd, Suite 2-825
Denver, Colorado 80222
June 24, 2024

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TIME: 11:00 a.m. Eastern Time DATE: August 12, 2024
ACCESS: This year’s annual meeting will be held virtually via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.viewproxy.com/SPRU/2024 and entering the 12-digit control number included in the proxy card that you receive. There is no physical location for the Annual Meeting. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3. We believe that holding annual stockholder meetings virtually creates responsible custodianship of resources and maximizes the number of stockholders who may wish to attend the annual meeting.
PURPOSES:
1.To elect two (2) nominees as Class A directors, each to serve three-year terms expiring in 2027 and to hold office until his successor is duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.To conduct an advisory vote on the compensation of the named executive officers of the Company as described in the proxy statement accompanying this notice; and
4.To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
ADJOURNMENTS AND POSTPONEMENTS: Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
RECORD DATE: You are entitled to vote only if you were a Spruce Power Holding Corporation stockholder of record as of the close of business on the record date, June 21, 2024 (the “Record Date”). Only holders of record of Spruce Power Holding Corporation common stock on the Record Date are entitled to notice of and to vote at the Annual Meeting.
MEETING ADMINISTRATION: You are entitled to attend the virtual Annual Meeting only if you were a Spruce Power Holding Corporation stockholder as of the close of business on the Record Date or otherwise hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in “street name”), you should contact your broker, bank, trustee or nominee to obtain a legal proxy or broker’s proxy card in order to vote.
VOTING: Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement accompanying this notice and submit your proxy or voting instructions as soon as possible.
For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Important Information About The Annual Meeting And Voting” beginning on page 3 of the proxy statement accompanying this notice.

BY ORDER OF OUR BOARD OF DIRECTORS
Christopher Hayes
Chief Executive Officer
__________________________________________________________________________

__________________________________________________________________________________________
i

SPRUCE POWER HOLDING CORPORATION
2000 S Colorado Blvd, Suite 2-825
Denver, Colorado 80222

PROXY STATEMENT FOR THE SPRUCE POWER HOLDING CORPORATION ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 12, 2024
This proxy statement, along with the accompanying notice of 2024 annual meeting of stockholders, contains information about the 2024 annual meeting of stockholders of Spruce Power Holding Corporation, including any adjournments or postponements of the Annual Meeting (collectively, the “Annual Meeting”). We are holding the annual meeting at 11:00 a.m., Eastern Time, on August 12, 2024. You will not be able to attend the annual meeting in person.
The Annual Meeting will be a virtual meeting via live audio webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.viewproxy.com/SPRU/2024 and entering the control number included in the proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 3. We believe that holding annual stockholder meetings virtually creates responsible custodianship of resources and maximizes the number of stockholders who may wish to attend the annual meeting.
In this proxy statement, we refer to Spruce Power Holding Corporation as the “Company,” “we,” “us” and “our.” Spruce Holding Company 1 LLC, Spruce Holding Company 2 LLC and Spruce Holding Company 3 LLC, which were acquired by the Company on September 9, 2022, are collectively referred to in this proxy statement as “Spruce Power.”
This proxy statement relates to the solicitation of proxies by our board of directors for use at the Annual Meeting.
This proxy statement and the accompanying proxy card are being mailed on or about July 1, 2024. Additionally, we are mailing the Notice of Internet Availability of Proxy Materials (the "Notice") on or about July 1, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 12, 2024
This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2023 annual report to stockholders are available for viewing, printing and downloading at www.viewproxy.com/SPRU/2024. To view these materials please have your control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2023, on the website of the Securities and Exchange Commission (the "SEC"), at www.sec.gov, or in the “SEC Filings” section of the “Investors Relations” section of our website at www.sprucepower.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Spruce Power Holding Corporation, Attention: Corporate Secretary, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?
Our Board of Directors (the "Board") is soliciting your proxy to vote at the Annual Meeting to be held virtually, on August 12, 2024, at 11:00 a.m. Eastern Time and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting. Proxies will be solicited on behalf of the Board by the Company’s directors, director nominees, and executive officers. Additional information regarding such persons is listed in Appendix A to this proxy statement.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 because you owned shares of our common stock on the record date, which is June 21, 2024 (the Record Date"). We intend to commence distribution of this proxy statement to stockholders on or about July 1, 2024. Additionally, we are mailing the Notice on or about July 1, 2024.
What is the Purpose of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items of business:
1.To elect two (2) nominees as Class A directors, each to serve three-year terms expiring in 2027 and to hold office until his successor is duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.To conduct an advisory vote on the compensation of our named executive officers as described in this proxy statement; and
4.To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
How Does Our Board of Directors Recommend that I Vote on the Proposals?
Our board of directors recommends that you vote as follows:
•“FOR” the election of each of the Board's nominees, John P. Miller and Eric Tech, as Class A directors;
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
•“FOR” the non-binding approval of the compensation of our named executive officers as described in this proxy statement.
What is a Proxy?
A proxy is your legal designation of another person to vote the stock you own, in the event that you are unable to cast your vote directly at the meeting. The person you designate is your “proxy,” and you give the proxy authority to vote your shares at the meeting—according to your instructions—by submitting your voting instructions online, by telephone, or via a physical proxy card. We have designated our President and Chief Executive Officer (“CEO”), Christopher Hayes, and our Chief Financial Officer, Sarah Weber Wells, to serve as proxies for the Annual Meeting.
What Happens if Additional Matters are Presented at the Annual Meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote on such other matters as may properly come before the meeting or any adjournments or postponements thereof, including, without limitation, procedural and other matters related to conduct of the meeting (such as an adjournment to later time and place) and the election of a substitute or alternate nominee if any nominee named herein is unwilling or unable to, or for good cause will not, serve.
What Shares Can I Vote?
Each share of our common stock issued and outstanding as of the close of business on June 21, 2024, the Record Date for our Annual Meeting, is entitled to vote on all items being considered at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares you own through an account with a broker, bank, trustee, or other intermediary, sometimes referred to as owning in “street name.” As of the close of business on the Record Date, we had 18,557,200 shares of common stock issued and outstanding and entitled to vote. Our common stock is our only class of voting stock outstanding.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
What is the Difference Between Holding Shares as a Stockholder of Record and as a Beneficial Owner?

Many stockholders beneficially own shares held in “street name” by a broker, bank, trustee, or other nominee rather than holding the shares directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by our mailing agent. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote at the Annual Meeting. You may vote online or by telephone or mail as described below under the heading “How Do I Vote?” and by following the instructions on your proxy card.
Beneficial Owner. If your shares are held in a brokerage account or by another intermediary, you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by your broker, bank, trustee, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. If you are a beneficial owner and do not wish to vote the Annual Meeting or you will not be attending the Annual Meeting, you may vote by following the instructions provided by your broker, bank, trustee, or other nominee.
How can I contact the Company’s transfer agent?
You may contact our transfer agent by writing Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004. You may also contact our transfer agent by calling (212) 509-4000.
How Can I Vote My Shares?
Stockholders may vote their shares as follows:
By Telephone or via the Internet
If you are a stockholder of record as of the Record Date, you may vote by following the telephone or Internet voting instructions on the enclosed proxy card.
If you are a beneficial owner of shares, your broker, bank, trustee, or other nominee may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee, or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive from your broker, bank, trustee, or other nominee and instruct your broker, bank, trustee, or other nominee to vote your shares using the enclosed proxy card.
By Mail
If you are a stockholder of record, complete, sign and date the enclosed proxy card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If the prepaid envelope is missing, please mail your completed proxy card to Vote Processing, c/o Alliance Advisors, PO Box 2400, Pittsburgh, PA, 15230-9762. Your signed and dated proxy card must be received prior to the Annual Meeting in order to be voted. Submitting your proxy, whether by telephone, through the Internet, or by mail, will not affect your right to vote should you decide to attend the Annual Meeting.
If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card as proxy holders—Christopher Hayes and Sarah Weber Wells —will vote the shares represented by your proxy card as recommended by our Board and in their discretion on any other matters as may properly come before the Annual Meeting.
If you are a beneficial owner of shares and you received a printed copy of the proxy materials from your broker, bank, trustee, or other nominee, we recommend that you follow the voting instructions in the materials you receive from your broker, bank, trustee, or other nominee and instruct your broker, bank, trustee, or other nominee to vote your shares using the enclosed proxy card.
By Attending the Meeting via the Virtual Meeting Website
Any stockholder can attend the Annual Meeting by visiting www.viewproxy.com/SPRU/2024 where stockholders of record and beneficial owners who have a valid legal proxy may vote and submit questions during the meeting. The meeting starts at 11:00 a.m. Eastern Time on August 12, 2024. Please have your unique link and password to join the Annual Meeting. Instructions on how to attend and participate via the Internet are included in the proxy materials sent to you. See the description under the heading “How Do I Access the Virtual Annual Meeting?” below for more information.
Your vote is important. Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. You may attend the Annual Meeting even if you have already voted by proxy.
All proxies will be voted in accordance with the instructions specified. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above. With respect to Proposal 1, while you may mark instructions with respect to any or all nominees, you may mark “FOR” in respect of only two (2) nominees in total. You are permitted to vote for fewer than two (2) nominees. If you vote “FOR” in respect of fewer than two (2) nominees, your shares will be voted “FOR” in respect of that nominee you have marked. If you vote “FOR” in respect of more than two (2) nominees, your votes on Proposal 1 will be invalid and will not be counted.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described below) and will have no effect on the approval of the proposals.
May I Change My Vote or Revoke My Proxy?
You may change your vote or revoke your proxy at any time before the taking of the vote at the Annual Meeting. You may change your vote or revoke your proxy in any one of the following ways:
•by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•by re-voting by Internet or by telephone as instructed above;
•by notifying our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or
•by attending the Annual Meeting and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.
Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted. For shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting at the meeting.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the Annual Meeting will be available for examination on the Internet through the virtual web conference during the Annual Meeting and from our Corporate Secretary for ten (10) days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222.
What Constitutes a Quorum for the Annual Meeting?
As of the Record Date, there were 18,557,200 shares of our common outstanding and entitled to vote. Each holder of our common stock is entitled to one vote for each share of common stock held as of the Record Date. A quorum will be present at the Annual Meeting if the holders of a majority in voting power of the shares of our capital stock issued and outstanding and entitled to vote as of the Record Date are present at the Annual Meeting by remote communication or represented by proxy. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting or the holders of a majority of the stock issued and outstanding present at the Annual Meeting may adjourn the meeting to another date.

What Vote is Required to Approve Each Proposal?

Proposal	Vote Required	Discretionary Voting Allowed?
Proposal 1: Election of Class A Directors	The nominees for director who receive the most votes (also known as a "plurality" of the votes cast) will be elected	No
Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes)	Yes
Proposal 3: An advisory vote on the compensation of our named executive officers of the Company	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes)	No
If you are a beneficial owner, your broker, bank, trustee, or other nominee is typically permitted to vote your shares on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024, even if the broker, bank, trustee or other nominee does not receive voting instructions from you.
Election of Class A Directors
The Class A Directors elected to the Board will be elected by a plurality of the votes cast. The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote "FOR" all of the nominees, "WITHHOLD" your vote from all of the nominees or "WITHHOLD" your vote from either of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broke non-vote. Such broker non-votes will have no effect on the results of this vote.
Ratify Appointment of Independent Registered Public Accounting Firm
The affirmative “FOR” vote of a majority of the votes cast (excluding abstentions and broker non-votes) on the proposal is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal. Notwithstanding the appointment of Deloitte & Touche LLP and even if our stockholders ratify the appointment, our Audit Committee of the Board, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders.
Advisory Vote on the Compensation of the Named Executive Officers of the Company
The affirmative “FOR” vote of a majority of the votes cast (excluding abstentions and broker non-votes) is required to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non‑votes are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal. Although the vote is non-binding, our Board and our Compensation Committee of the Board value the opinions of our stockholders in this matter and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will take stockholders’ views into account in setting compensation for future time periods.
Who Will Count the Votes?
A representative of Alliance Advisors, LLC (“Alliance Advisors”) will tabulate the votes. Alliance Advisors, LLC, acting as the inspector of election, will certify the votes.
Is Voting Confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Who Will Pay the Costs of Soliciting these Proxies?
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made at the Annual Meeting, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, trustees, and other nominees for the cost of forwarding proxy materials to beneficial owners. We have hired Alliance Advisors to act as our proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. We expect to pay Alliance Advisors a fee that is not expected to exceed $50,000 plus approved reimbursement of reasonable out-of-pocket expenses, and Alliance Advisors partners will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the Annual Meeting. Proxy solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, Internet, or personal solicitation by Alliance Advisors.
Why Are You Holding a Virtual Annual Meeting?
This year’s Annual Meeting will be held in a virtual meeting format only. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting. We also believe that holding a virtual meeting creates better stewardship of resources and the environment.
How Do I Access the Virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via live webcast. You are entitled to attend and participate in the Annual Meeting only if you were a stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but beneficially own shares held in street name, you should contact your broker, bank, trustee or nominee to obtain a legal proxy or broker’s proxy card in order to vote. If you do not comply with the procedures outlined above, you may not be admitted to the virtual Annual Meeting.
Please let us know if you plan to attend the meeting by indicating your plans when prompted if you vote online or by telephone, or by marking the appropriate box on your proxy card if you vote by mail.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by registering at www.viewproxy.com/SPRU/2024 before 11:59 p.m. Eastern Time on August 11, 2024. You also will be able to vote your shares by attending the Annual Meeting online. To participate in the Annual Meeting, you will need the unique link and password provided to you upon registration. Stockholders who wish to submit a question to us prior to the Annual Meeting may do so at www.viewproxy.com/SPRU/2024 before 11:59 p.m. Eastern Time on August 11, 2024.
The online meeting will begin promptly at 11:00 a.m. Eastern Time on August 12, 2024. We encourage you to access the meeting prior to the start time. Online check-in will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.
Will I be able to ask questions and have these questions answered during the Virtual Annual Meeting?
Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.viewproxy.com/SPRU/2024, typing your question into the ‘‘Ask a Question” field, and clicking ‘‘Submit.” Please submit any questions before the start time of the meeting.
Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at www.viewproxy.com/SPRU/2024. We reserve the right to exclude questions that are, among other things, irrelevant to the business of the Annual Meeting, irrelevant to our business, related to material non‑public information of the company, derogatory or in bad taste, in furtherance of the stockholder’s personal or business interests, related to pending or threatened litigation; repetitious or already made by another stockholder, related to personal matters or grievances, or out of order or otherwise not suitable for the conduct of the Annual Meeting (as determined by the chairperson of our Board or our corporate secretary in their reasonable discretion).
What Happens if There Are Technical Difficulties during the Annual Meeting?
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.viewproxy.com/SPRU/2024. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, please email virtualmeeting@viewproxy.com or call (866) 612-8937.

What is “Householding” and How Does it Affect Me?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the proxy materials unless one or more of these stockholders notifies us that they wish to receive individual copies. Stockholders who participate in householding will continue to be able to request and receive separate proxy materials. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding but you and other stockholders of record with whom you share an address received multiple copies of the proxy materials, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of the proxy materials for your household, please contact our mailing agent, Alliance Advisors, either by calling (866) 612-8937, or via email at requests@viewproxy.com.
If you participate in householding and wish to receive a separate copy of the proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies in the future, please contact Alliance Advisors as indicated above.
Upon request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.
Beneficial owners can request information about householding from their broker, banks, trustee, or other nominee.
Can I Opt for Electronic Delivery of Future Stockholder Communications from the Company?
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by contacting Alliance Advisors, either by calling (866) 612-8937, or via email at requests@viewproxy.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 21, 2024 for (a) the executive officers named in the Summary Compensation Table on page 22 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of our common stock that may be acquired by an individual or group within 60 days of June 21, 2024 pursuant to the exercise of options or warrants or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 18,557,200 shares of our common stock outstanding on June 21, 2024.

Shares Beneficially Owned

Name and Address	Number	Percent
Directors and Named Executive Officers(1)
Christopher Hayes(2)	216,740	1.2%
Christian Fong	196,675	1.1%
Sarah Weber Wells	19,020	*
Jonathan M. Norling	22,244	*
Donald Klein(3)	45,158	*
Stacey Constas(4)	14,270	*
Eric Tech(5)	167,293	*
Kevin Griffin(6)	744,222	3.9%
Jonathan J. Ledecky(7)	640,584	3.4%
John P. Miller	54,545	*
Ja-chin Audrey Lee, Ph. D.	—	*
Clara Nagy McBane	—	*
All directors and current executive officers as a group (9 persons)(9)	1,864,648	9.6%
Five Percent Holders:
James S. Davis	1,422,489	7.7%
* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)The business address of the stockholder is c/o Spruce Power Holding Corporation, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222.
(2)Consists of (a) 54,093 shares held of record and (b) options to purchase 162,647 shares of our common stock.
(3)The beneficial ownership information for Mr. Klein is based on the most recent information provided to the Company as of the time of Mr. Klein’s departure from his position as Chief Financial Officer as of May 19, 2023.
(4)Includes (a) 12,898 shares held of record and (b) options to purchase 1,372 shares of our common stock. The beneficial ownership information for Ms. Constas is based on the most recent information provided to the Company as of the time of Ms. Constas’s departure from her position as General Counsel as of July 21, 2023.
(5)Consists of (a) 111,430 shares held of record, (b) 3,125 shares held by Mr. Tech's daughter, and (c) options to purchase 52,738 shares of our common stock. Mr. Tech disclaims ownership of the shares of our common stock held by his daughter.
(6)Consists of (a) 39,100 shares held of record, (b) options to purchase 2,414 shares of our common stock, (c) 438,125 shares of our common stock managed by MGG Investment Group, LP (“MGG”), that allocates to various held funds of which Mr. Griffin is the Chief Executive Officer and Chief Investment Officer, and (d) 264,583 shares of common stock issuable upon exercise of warrants held by MGG, of which Mr. Griffin is the Chief Executive Officer and Chief Investment Officer. Notwithstanding his dispositive and voting control over such shares, Mr. Griffin disclaims beneficial ownership of the shares of our common stock and warrants held by MGG, except to the extent of his proportionate pecuniary interest therein. The business address of each of the foregoing is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.
(7)Consists of (a) 45,463 shares held of record, (b) options to purchase 2,413 shares of our common stock, and (c) 328,125 shares and 264,583 shares of common stock issuable upon exercise of warrants held by Ironbound Partners Fund, LLC, an affiliate of Mr. Ledecky. Notwithstanding his dispositive and voting control over such shares, Mr. Ledecky disclaims beneficial ownership of the shares of our common stock and warrants held by Ironbound Partners Fund, LLC, except to the extent of his proportionate pecuniary interest therein. The business address of Mr. Ledecky is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 44th Floor, New York, New York 10174.
(8)See footnotes (2) and (5) – (7) above. Includes options to purchase a total of 220,212 shares and 857,291 shares of common stock issuable upon exercise of warrants.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Executive Officers
The executive officers of the Company as of the date of this proxy statement are as follows:

Name	Age	Principal Occupation During the Past Five Years
Christopher Hayes(1)	50	Chief Executive Officer and President of the Company since April 2024, and a director of the Company since December 2020. From January 2023 to April 2024, Mr. Hayes served as the Chair of the Board of the Company. From August 2019 until December 2020, Mr. Hayes served as a member of the Board of the Company’s predecessor, XL Hybrids Inc. From August 2016 to January 2017, Mr. Hayes served as the Senior Vice President of Edison Energy, LLC, an indirect subsidiary of Edison International, a publicly traded energy and power markets company, following Edison’s acquisition of Altenex, a renewable energy procurement company cofounded by Mr. Hayes in 2011. Most recently, Mr. Hayes served as managing partner and director of Alturus, a sustainable infrastructure investment company he cofounded in 2018.
Sarah Weber Wells	46	Chief Financial Officer of the Company since May 2023. Prior thereto, Senior Vice President, Finance and Accounting, and Head of Sustainability of the Company since February 2023; prior thereto Chief Financial Officer of Spruce Holding Company 1 LLC, Spruce Holding Company 2 LLC and Spruce Holding Company 3 LLC, which were acquired by the Company on September 9, 2022 (collectively, “Spruce Power”), from May 2022 to February 2023. Prior to joining Spruce Power, Finance Manager of Cornerstone Building Brands, a building products manufacturer, from November 2013 to November 2018.
Jonathan M. Norling	55	Chief Legal Officer of the Company since February 2023; prior thereto General Counsel of Spruce Power from January 2019 to February 2023, Deputy General Counsel of Spruce Power from January 2018 to January 2019, and Interim General Counsel of Spruce Power from July 2017 to January 2018.
(1) Christopher Hayes, who served as Chair of the Board in fiscal year 2023 has become President and Chief Executive Officer as of April 12, 2024, replacing Christian Fong who served as Chief Executive Officer from February 1, 2023 until April 12, 2024.
There are no family relationships or other arrangements or understandings (as defined under applicable SEC regulations) among any of the directors or executive officers of the Company.

Our Board of Directors
Set forth below are the names of the persons nominated by our Board of Directors for election as directors and those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Christopher Hayes(1)	50	Chief Executive Officer and Chair of the Board
Eric Tech	60	Director
Kevin Griffin	47	Director
Jonathan J. Ledecky	66	Director
John P. Miller	66	Director
Ja-chin Audrey Lee, Ph. D.	45	Director
Clara Nagy McBane	37	Director
(1) Christopher Hayes qualifications are discussed above under Our Executive Officers.
Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our Board of Directors has determined that the following members of our Board of Directors are “independent directors” as defined by New York Stock Exchange: Kevin Griffin, Jonathan J. Ledecky, John P. Miller (Lead Director) and Ja-chin Audrey Lee, Ph. D.
Eric Tech has served as a member of the Board of Directors since December 2021 and served as Chief Executive Officer of the Company from December 2021 until February 1, 2023. Mr. Tech brings nearly 35 years of automotive and mobility industry experience to the Company. From June 2006 through August 2021, he held senior leadership positions of increasing responsibility at Navistar International Corporation (“Navistar”), a publicly traded global manufacturer and marketer of medium and heavy duty vehicles and parts, finishing his career there as Senior Vice President of Corporate Development. The board believes that, as former CEO, Mr. Tech is uniquely positioned to report to the board on Company activities and guide discussions regarding potential strategic priorities.
Kevin Griffin has served as a member of our Board of Directors since April 2019. Mr. Griffin founded MGG Investment Group in 2014 and serves as the Managing Partner, CEO, and CIO of the firm. In this capacity, Mr. Griffin is responsible for overseeing all aspects of the firm, including the investment process from origination through portfolio monitoring as well as the strategic vision for the firm. Mr. Griffin’s investment and mergers & acquisitions background provides significant benefit to the board when analyzing and assessing acquisition opportunities. Mr. Griffin also serves on the board of KLDiscovery (NYSE: KLDI). Mr. Miller serves on the Board of Capstone Green Energy Holdings, INC. (Capstone). Capstone is a provider of customized microgrid solutions, on-site resilient green Energy as a Service (EaaS) solutions, and on-site energy technology systems focused on helping customers around the globe meet their environmental, energy savings, and resiliency goals.
Jonathan J. Ledecky has served as a member of our Board of Directors since our inception. From our inception until December 2020, Mr. Ledecky served as our Chair and Chief Executive Officer. Mr. Ledecky has been a co-owner of the National Hockey League’s New York Islanders franchise since October 2014. He also serves as an Alternate Governor on the Board of Governors of the NHL and as President of NY Hockey Holdings LLC. Mr. Ledecky has served as chairman of Ironbound Partners Fund LLC, a private investment management fund since March 1999. He served as President and Chief Financial Officer and as a director of Newtown Lane Marketing, Incorporated, from October 2015 until October 2021, when it consummated its merger with Cyxtera Cybersecurity. He has continued to serve as a director of the company (now Appgate Inc.) since such date. He served as the President and Chief Operating Officer and as a director of Northern Star Acquisition Corp. from September 2020 until it consummated an initial business combination with Barkbox, Inc., the leading global brand for dogs, in June 2021. Mr. Ledecky served as a director of Bark, Inc. until October 2022. He has also served as the President, Chief Operating Officer and director of Northern Star Investment Corp. II since November 2020, President, Chief Operating Officer and director of Northern Star Investment Corp. III since November 2020, President, Chief Operating Officer and director of Northern Star Investment Corp. IV since November 2020 and Chief Executive Officer, Chief Financial Officer and a director of Yale Transaction Finders Inc. since March 2022, each of which is a blank check company seeking to consummate a business combination. From August 2018 to December 2019, he served as Chairman and Chief Executive Officer of Pivotal Acquisition Corp. until it consummated its business combination with KLDiscovery In. (NYSE: KLDI). Mr. Ledecky continued to serve as a member of the board of KLDiscovery from its merger until June 2021. From October 2020 until December 2023, he served as Chairman of the Board of Pivotal Investment Corporation III, a blank check company that was unable to consummate an initial business combination and dissolved. Mr. Ledecky continued to serve as a member of the board of KLDiscovery from its merger until June 2021. Mr. Ledecky’s lengthy history of acquisitions, and his knowledge of emerging market opportunities, provides a dynamic voice to board discussions and deliberations.

John P. Miller was appointed by the board to become a director in March 2022. Mr. Miller has over 40 years of broad-based executive management experience in the transportation, manufacturing and distribution industries in both public and private equity companies. From 2017 to 2021, he served as Chief Executive Officer of Power Solutions International (OTC Pink: PSIX), a leader in the design, engineering, and manufacturing of a broad range of advanced, emission-certified engines and power systems. Prior to Power Solutions, from 2008 through 2016, Mr. Miller served in operational and financial management positions of increasing responsibility at Navistar International Corporation, a global manufacturer of commercial and military trucks, school buses, and diesel engines. Mr. Miller’s substantial financial experience is of great assistance to the board as continued exploration of short and longer term growth strategies occurs.
Ja-chin Audrey Lee, Ph. D. was appointed by the board to become a director in April 2024. Ms. Lee is a clean energy executive with 20 years of experience in the private and public sectors. She is a strategic leader pioneering the next generation of energy solutions with expertise at the intersection of technology, product, and market development. She continues to serve as Senior Director of Energy Strategy at Microsoft Corporation since 2021, where she leads global technology, resilience, infrastructure, and commercial strategy on the Microsoft datacenter energy team to enable a resilient and sustainable cloud. From 2017 to 2020, she served as Vice President of Energy Services at Sunrun Inc., a leading provider of residential solar. She serves on the board of Redaptive Inc., deploying energy-as-a-service across commercial and industrial real estate portfolios. She also serves as a board member of Gridworks, Linux Foundation Energy, and Clean Energy for America Education Fund. Ms. Lee brings substantial experience in the renewable energy industry, as well as, critical power solutions that will enable the Company’s growth strategies.
Clara Nagy McBane was appointed by the board to become a director in June 2024. Ms. McBane is the founder and Chief Executive Officer of Ventura Energy Partners LLC, which is a developer of behind-the-meter and community sized solar and storage systems, a position she has held since February 2021. Ms. McBane has been working in the renewables industry for the last 13 years and is an expert in renewable energy finance and operations. Her previous positions include SVP of Business Development at SOURCE Global PBC from September 2019 to May 2022, and Director of Business Development at Advanced Microgrid Solutions (which was sold to Fluence Energy, Inc.) from May 2018 to September 2019. Ms. McBane’s qualifications to serve on the Board include her extensive experience in the renewables industry.
Cooperation Agreement
Pursuant to a Cooperation Agreement, dated as of June 21, 2024 (the “Cooperation Agreement”), between the Company and Clayton Capital Appreciation Fund, L.P. and Clayton Partners LLC (collectively, the “Clayton”), our Board appointed Clara Nagy McBane as a director on June 21, 2024 to serve as a Class B director with a term expiring at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and to hold office until her successor has been duly elected and qualified or until her earlier, death, resignation or removal. The Company also agreed to appoint Ms. McBane to its Compensation Committee and Nominating and Corporate Governance Committee.
The Cooperation Agreement includes various terms, conditions and provisions, including that the Company shall consider nominating Ms. McBane for re-election to the Board at the 2025 Annual Meeting in good faith and in the same manner the Board considers the nomination of all incumbent directors. Under the Cooperation Agreement, subject to certain exceptions, Clayton agreed to vote at each of the Company’s Annual Meetings of Stockholders all of its beneficially owned shares of the Company’s common stock in accordance with the Board’s recommendation with respect to all nominations and other proposals submitted to stockholders at such annual meetings. In addition, the Cooperation Agreement provides for certain customary standstill provisions that restrict Clayton from, among other things, engaging in any solicitation of proxies with respect to the voting securities of the Company or acquiring any securities of the Company that would result in Clayton having beneficial ownership of more than 14.9% of the Company's common stock. Unless otherwise mutually agreed to in writing by each party, the Cooperation Agreement will remain in effect until the date that is the earlier of (i) the date Clayton receives notice that the Company will not nominate Ms. McBane for re-election to the Board at the 2025 Annual Meeting, (ii) immediately following the closing of the polls on the election of directors at the 2025 Annual Meeting, (iii) August 31, 2025 if the 2025 Annual Meeting has not been held by that date, and (iv) in the event that any party materially breaches the Cooperation Agreement, the date that is thirty (30) calendar days following written notice of such breach from the non-breaching party, if such breach (if capable of being cured) has not been cured by such date, or, if impossible to cure within thirty (30) calendar days, such party has not taken substantive action to correct by such date.
Committees of Our Board of Directors and Meetings
The Board maintains the following standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The complete text of each committee’s charter is available on the Company’s website, www.sprucepower.com, under the Governance tab.

Meeting Attendance. During the fiscal year ended December 31, 2023, there were 11 meetings of our board of directors. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during fiscal year 2023. Each member of our board of directors is strongly encouraged but is not required to attend each annual meeting of our stockholders. Several times each year, as circumstances dictate, non-management directors meet in executive session without management. All non-management directors of the Company are independent as determined under applicable NYSE guidelines. Such independence is assessed and confirmed annually by the Nominating and Corporate Governance Committee, as reported to the full board.
Audit Committee. The Company’s Audit Committee (the “Audit Committee”) is an "audit committee" for purposes of Section 3(a)(58)(A) of the Exchange Act. The Audit Committee met six times during fiscal 2023 and currently has three members, John P. Miller (Chair), Jonathan J. Ledecky, and Kevin Griffin. John P. Miller is an “Audit Committee Financial Expert,” as determined by the Board of Directors. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter (found on the Company’s website, www.sprucepower.com, under the Governance tab), and include the authority to appoint, compensate, retain, oversee and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee assists the board of directors in overseeing the integrity of our financial statements, compliance with legal and regulatory requirements and the qualifications, performance and independence of the external auditors. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the New York Stock Exchange, as such standards apply specifically to members of audit committees. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
Compensation Committee. Our Compensation Committee (the "Compensation Committee") met six times during fiscal year 2023. This committee currently has four members, Kevin Griffin (Chair), Ja-chin Audrey Lee, Clara Nagy McBane and John P. Miller. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter (found on the Company’s website, www.sprucepower.com, under the Governance tab), and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our board of directors are carried out and that such policies, practices and procedures contribute to our success, including undertaking an annual review of its own performance. Our Compensation Committee also administers our 2020 Equity Incentive Plan. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision-making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by the New York Stock Exchange.
The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation:
•The Compensation Committee establishes a compensation policy for executive officers that includes (i) an annual base salary, (ii) incentive compensation which is awarded for the achievement of predetermined financial, strategic or other designated objectives of the Company as a whole and of the executive officers individually and (iii) long-term incentive compensation in the forms of equity participation and other awards with the goal of aligning, where appropriate, the long-term interests of executive officers with those of the Company’s stockholders and otherwise encouraging the achievement of superior results over an extended time period.
•The Compensation Committee establishes a compensation policy for the Company’s executive officers that (i) enhances the profitability of the Company and increases stockholder value, (ii) recognizes individual initiative, leadership, achievement and other contributions and (iv) provides competitive compensation that will attract and retain qualified executives.
•The Compensation Committee annually reviews the compensation policy for the Company’s directors, Chief Executive Officer and other executive officers, which review includes (i) a review and approval of corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, (ii) an evaluation of the Chief Executive Officer’s performance in light of relevant corporate goals and objectives, (iii) a performance evaluation of the Company’s management (iv) a review of executive supplementary benefits and, as appropriate, the Company’s retirement, benefit and special compensation programs involving significant cost, (v) a review of the Company’s equity-based plans that are subject to approval by our board of directors and (v) a review of competitive practices and trends to determine the adequacy of the executive compensation program.
•The Compensation Committee has the authority to retain or obtain the advice of such compensation consultants, legal counsels, experts and other advisors as the committee may deem appropriate in its sole discretion.
•The Compensation Committee has the authority, to the extent permitted by and consistent with applicable law and the provisions of the Company’s 2020 Equity Incentive Plan, to delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to the Company’s 2020 Equity Incentive Plan.
The Compensation Committee further assists the board in its oversight of the development and implementation of the Company’s human capital management, including those policies and strategies regarding recruiting, retention, career development, opportunity, advancement, and succession and employment practices to ensure appropriate attraction, development, and retention of employees whose contributions are critical to the success of the Company.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee (“Nominating Committee”) met six times during fiscal year 2023 and currently has three members, John P. Miller (Chair), Ja-chin Audrey Lee and Clara Nagy McBane. All members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by the New York Stock Exchange. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include, among other things:
•identifying, reviewing and making recommendations of candidates to serve on our board of directors;
•evaluating the performance of our board of directors, its committees and individual directors and determining whether continued service on our board of directors is appropriate;
•evaluating nominations by stockholders of candidates for election to our board of directors;
•evaluating the current size, composition and organization of our board of directors and its committees and making recommendations to our board of directors for approvals;
•developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;
•reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our board of directors current and emerging corporate governance trends; and
•reviewing periodically the Nominating Committee charter, structure and membership requirements and recommending any proposed changes to our board of directors, including undertaking an annual review of its own performance.
Generally, our Nominating Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with our Nominating Committee Policy Regarding Qualifications of Directors appended to our Nominating Committee’s written charter. Threshold criteria include: integrity and ethical values, commitment to the long term value of the Company and its stockholders, absence of conflicts of interest, fair and equal representation of all stockholders of the Company, achievement in the fields of business, professional, governmental, community, scientific or educational endeavors, the ability to function effectively in an oversight role, a diversity of backgrounds, perspectives, experience, age, gender, ethnicity and citizenship, understanding of the Company’s business, ability to devote adequate time to our board of directors and its committees, no conflicts with any applicable board policies. Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experiences, ages, genders, ethnicities and countries of citizenship on our board of directors and its committees. The board believes that diversity of membership is important to foster various points of view, improving the quality of dialogue, contributing to a more effective decision-making process, and enhancing overall culture in the boardroom.
The Nominating Committee undertakes an annual assessment of each director’s skills and experiences in order to ensure that the board is most effectively responding to the needs of the business, acting in the best interests of stockholders. The Committee reviews how the experiences and skills of each director complement those of fellow board members to create a balanced board with diverse viewpoints and deep expertise.
If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, they must follow the procedures described in our Bylaws and under the heading “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. In general, persons recommended by stockholders will be considered in accordance with our Policy on Stockholder Recommendation of Candidates for Election as Directors appended to our Nominating Committee’s written charter. Any such recommendation should be made in writing to the Nominating Committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:
•as to each recommending stockholder, (i) the name and address of such recommending stockholder (including, if applicable, the name and address that appear on the Company’s books and records) and (ii) the number of shares of each class or series of stock of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such recommending stockholder;
•as to each recommending stockholder, (i) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a- 1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such recommending stockholder with respect to any shares of any class or series of stock of the Company; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any recommending stockholder satisfying the requirements of Rule 13d-1(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than a recommending stockholder that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such recommending stockholder as a hedge with respect to a bona fide derivatives trade or position of such recommending stockholder in the ordinary course of such recommending stockholder’s business as a derivatives dealer, (ii) any rights to dividends on the shares of any class or series of stock of the Company owned beneficially by such recommending stockholder that are separated or separable from the underlying shares of the Company, (iii) any material pending or threatened legal proceeding in which such recommending stockholder is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (iv) any other material relationship between such recommending stockholder, on the one hand, and the Company or any affiliate of the Company, on the other hand, (v) any direct or indirect material interest in any material contract or agreement of such recommending stockholder with the Company or any affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (vi) any other information relating to such recommending stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such recommending stockholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a recommending stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by our Bylaws on behalf of a beneficial owner; and
•as to each candidate whom a recommending stockholder proposes to nominate for election as a director, (i) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice if such candidate for nomination were a recommending stockholder, (ii) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (iii) a description of any direct or indirect material interest in any material contract or agreement between or among any recommending stockholder, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such recommending stockholder were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant and (iv) a completed and signed questionnaire, and other supporting materials.
A copy of the Nominating Committee’s written charter is publicly available on our website at www.sprucepower.com under the Governance tab.

Board Leadership Structure and Role in Risk Oversight
Our corporate governance practices do not require a particular board leadership structure. Our Board has the flexibility to select its chairperson and our chief executive officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the positions of chairperson and Chief Executive Officer may be filled by either one individual or two individuals. At present, the Board has elected to appoint one person, Christopher Hayes, to the positions of Chief Executive Officer and chair of the Board. As such, Mr. Hayes presides over meetings of our Board and carries out such other duties as are customarily carried out by the chair of a board. In addition, the following members of our Board qualify as “independent directors” under the definition promulgated by the New York Stock Exchange: Kevin Griffin, Jonathan J. Ledecky, John P. Miller, Ja-chin Audrey Lee, Ph. D and Clara Nagy McBane. Our Board has also appointed Mr. Miller as independent Lead Director. The independent Lead Director’s duties closely parallel the role of an independent Chair of the Board of Directors to provide an appropriate level of independent oversight for Board decisions.
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee but administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee monitors compliance with legal and regulatory requirements, and also has oversight responsibilities for the Company’s cybersecurity and data privacy risk management responsibility. The head of the Company’s Internal Audit function conducts an annual risk assessment survey and analysis, which is reported to the Audit Committee. Our Compensation Committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Communications by Stockholders and Others to Our Board of Directors
Generally, stockholders or other interested entities who have questions or concerns should contact our Investor Relations department at investors@sprucepower.com. However, any stockholders or other interested parties who wish to address questions regarding our business directly with our board of directors, to any individual director, or to the non-management directors as a group should direct his or her questions to the board of directors by mailing or hand delivering written communications to Attn: Security Holder Communications, Board of Directors, Spruce Power Holding Corporation, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:
•junk mail and mass mailings;
•resumes and other forms of job inquiries;
•surveys; and
•solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.
Shareholder Solicitation of Proxies in Support of Director Nominees Other Than Company Nominees
In addition to satisfying the provisions in our Bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide timely notice that sets forth the information required by Rule 14a-19.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION NARRATIVE
DISCUSSION OF EXECUTIVE COMPENSATION1
This section explains our executive compensation program for our named executive officers (“NEOs”) and the decisions made with respect to 2023 regarding the compensation of each of our NEOs who served in 2023. This section also describes the process of the Company’s Compensation Committee (the “Compensation Committee”) and Board of Directors for making compensation decisions, as well as the rationale for specific decisions related to the fiscal year ended December 31, 2023. Refer to the following individuals in this proxy statement as our NEOs:

Name	Position
Christian Fong	Former President and Chief Executive Officer
Eric Tech	Former President and Chief Executive Officer
Sarah Weber Wells	Chief Financial Officer
Jonathan M. Norling	Chief Legal Officer
Donald Klein	Former Chief Financial Officer
Stacey Constas	Former General Counsel

How Our NEOs Were Selected
Our NEOs have been determined in accordance with the rules of the Securities and Exchange Commission, which provides that our NEOs consist of (i) the two persons who served as our Chief Executive Officer during 2023 (Mr. Tech and Mr. Fong), (ii) the two other most highly compensated executive officers of the Company based on their total compensation during 2023 who were executive officers as of December 31, 2023 (Mrs. Weber Wells and Mr. Norling) and (iii) two other persons who would have been NEOs but for the fact that the person was not serving as an executive officer of the Company as of December 31, 2023 (Mr. Klein and Ms. Constas). As a result of the changes in our management team during 2023 and 2024 as described in the next paragraph, Mrs. Weber Wells and Mr. Norling are the only NEOs who are still executive officers as of the date of this proxy statement. Each of Mrs. Weber Wells and Mr. Norling became executive officers during 2023.
Mr. Fong was appointed as President on September 9, 2022 and became Chief Executive Officer on February 1, 2023, replacing Mr. Tech who served as President and Chief Executive Officer through February 1, 2023. Effective April 12, 2024, Mr. Fong was replaced by Christopher Hayes as President and Chief Executive Officer. Mr. Klein, who had been serving as Chief Financial Officer, departed the Company on May 19, 2023. Ms. Constas, who had been serving as General Counsel, departed the Company on July 21, 2023.
Compensation Practices & Policies
We believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do		What We Don't Do
•	Emphasize variable pay over fixed pay, with a significant portion tied to our financial results and stock performance	•	No tax gross ups
•	Maintain anti-hedging and anti-pledging policies	•	No repricing or exchange of underwater options without stockholder approval
•	Provide for "double-trigger" equity award vesting and severance benefits upon a change in control	•	No option or stock appreciation rights granted below fair market value
•	Use an independent compensation consultant	•	No supplemental executive retirement plans
1    We qualify as a “smaller reporting company” under the rules promulgated by the SEC, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies.

WHAT GUIDES OUR PROGRAM
Executive Compensation Philosophy and Objectives
Our executive compensation philosophy is driven by the following guiding principles that underpin the critical connections between performance, long-term value creation, talent management, compensation governance and our cultural values:
•Competitively Positioned: Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which the Company compete for talent to ensure that we employ the best people to lead our success.
•Performance-Driven and Stockholder-Aligned: A meaningful portion of total compensation should be variable and linked to the achievement of specific short- and long-term performance objectives and designed to drive stockholder value creation.
•Responsibly Governed: Decisions about compensation should be guided by appropriate governance standards and rigorous processes that encourage prudent decision-making.
Elements of Pay: Total Direct Compensation
Our executive compensation philosophy is supported by the following principal elements of pay:

Pay Element	How It's Paid	Purpose
Base Salary	Cash (Fixed)
Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent, reward overall performance by our executive officers and provides a degree of financial stability for each of our executive officers.

Annual Incentives	Cash (Variable)	Reward executives for delivering on annual strategic objectives that we believe contribute to the creation of stockholder value and help us attract and retain critical executive talent.
Long-Term Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term financial goals that we believe drive the creation of stockholder value and help us attract and retain executive talent.

Executive Compensation Decision-Making Process
The Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at our website at https://investors.sprucepower.com/governance/documents-and-charters/default.aspx. The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the Board, based upon recommendations of the Compensation Committee.
The Role of Management. Members of our management team attend regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated; however, they are not present in the board room, nor do they participate in discussions about their own pay. Only the Compensation Committee members are allowed to vote on decisions regarding NEO compensation. The CEO reviews his recommendations pertaining to other executives (non-NEO) pay with the Compensation Committee providing transparency and oversight. Decisions on non-NEO pay are made by the CEO. The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.
The Role of the Independent Consultant. The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Compensation Committee has hired Pearl Meyer & Partners, LLC (“Pearl Meyer”) and Merdian Compensation Partners, LLC (“Merdian”) as its independent consultants. Pearl Meyer and Merdian both report directly to the Compensation Committee and does not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Pearl Meyer and Merdian in accordance with SEC rules.

The Role of Peer Group Companies. The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting 2023 compensation levels, the Compensation Committee did not reference a specific peer group or conduct formal benchmarking, but subjectively took into account publicly available data of similarly sized and situated companies and industry specific survey data. This market data was not the sole determinant in setting pay levels for the NEOs. Actual pay levels can be above or below the targeted levels depending on the Compensation Committee’s subjective evaluation of factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to the Company and other factors. In general, the Compensation Committee desires to balance general internal and external equity and reserve the right to use discretion to deviate when necessary to recruit employees and/or retain the right talent.

2023 EXECUTIVE COMPENSATION PROGRAM IN DETAIL
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. Base salary also rewards overall performance and provides a degree of financial stability for our NEOs. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Compensation Committee (and the Board with respect to the CEO) takes into account factors such as competitive market data as well as individual performance, experience, tenure, internal equity, and employee potential. Among each NEO, the relative weighting of these factors was not assigned to all or any individual, but the Committee did make subjective determinations that the amounts of base salary were appropriate considering all of these factors collectively.
Annual Incentives
The 2023 Annual Incentive Plan provided our NEOs the opportunity to earn a performance-based annual cash bonus. Actual payouts depend on the achievement of a combination of pre-determined organizational and individual performance objectives. Target annual bonus opportunities are expressed as a percentage of base salary and were established by the NEO’s level of responsibility and their ability to impact overall results. These targets were established based on recommendations from our independent consultants. Mr. Tech did not participate in the 2023 Annual Incentive Plan. Target award opportunities for 2023 were as follows:

Name	2023 Base Salary	Bonus Target (% of Base Salary)	Bonus at Target ($)
Christian Fong	$650,000	100%	$650,000
Sarah Weber Wells	$315,000	40%	$126,000
Jonathan M. Norling	$315,000	50%	$157,500
Donald Klein	$385,000	50%	$192,500
Stacey Constas	$310,000	40%	$124,000
2023 Organizational Performance Metrics. In 2023, the Compensation Committee identified revenue, gross margin and EBITDA as the organizational performance metrics in the Annual Incentive Plan because the Company believes it is important to focus our NEOs on top line growth and profitability. Revenue ensures we are delivering an appropriate level of top-line growth, while gross margin keeps us focused on efficient delivery and execution, and EBITDA focuses our NEOs on cash generated by the Company’s operations.
Annual Incentive Plan Structure. The Annual Incentive Plan provides each of our NEOs with a bonus opportunity that can range from 0% to 150% of target award amounts. The plan as contemplated in 2023 was structured as follows:

Plan Goal Component	Organizational and Individual Plan Weighting	Weighting Within Metric Group	Payout
			Min*	Target	Max
Organizational Performance Metrics	60%
Revenue		25%	75%	100%	150%
Gross Margin		25%	75%	100%	150%
EBITDA		50%	75%	100%	150%
Individual Performance Metrics	40%
Discrete objectives established for each NEO		100%	75%	100%	150%
* Minimum payouts are subject to the achievement of a pre-determined “threshold” metric — such as revenue or gross margin, which was set at 75% of the relevant organization or individual target.
Annual Incentive Plan Results. In determining bonus target achievement, the Committee measured results against goals, and additionally considered other events that occurred during the fiscal year, for which NEO leadership was critical. Additionally, certain NEOs received guaranteed bonus payments pursuant to the Executive Severance Policy, discussed below.

Long-Term Equity Incentives
In 2023, the Committee determined that all long-term equity incentives would be granted in the form of restricted stock units (“RSUs”), with a four year vesting schedule of twenty-five percent (25%) per year on the anniversary date of grant. The Committee believes that RSUs best align the interests of award recipients with those of our stockholders based on recommendations from our independent consultant. The long term nature of the RSUs creates performance and retention incentive for recipients.
The Company continues to evolve as a business and recognizes that the structure of our equity program must evolve with the transition of our business strategy. The Compensation Committee is currently evaluating its approach to long-term equity incentive compensation and is committed to putting forth a program that aligns the interests of our executives and stockholders each year.
The 2023 awards for each NEO were as follows:

Name	RSUs	Grant Date Fair Value(1) ($)
Christian Fong(2)	—	$—
Eric Tech	25,352	$109,267
Sarah Weber Wells	60,750	$268,515
Jonathan M. Norling	64,625	$285,643
Donald Klein	—	$—
Stacey Constas	—	$—

(1)Individual award amounts reflect the grant date fair values of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.
(2)Upon separation date as of April 12, 2024, Mr. Fong received vested shares of 147,709 at market price of the Company’s common stock on April 12, 2024 of $3.35 for a grant date fair value of $494,825.

OTHER PRACTICES, POLICIES & GUIDELINES

Other Benefits and Perquisites
All of our NEOs are eligible to participate in our employee benefit plans, including medical, dental, vision, and life insurance plans, in each case on the same basis as all of our other employees. The Company pays premiums for the life, disability, accidental death, and dismemberment insurance for all employees, including our NEOs. The Company generally does not provide perquisites or personal benefits.

401(k) Plan and Employee Stock Purchase Plan
The Company maintains a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. The Company provides for safe harbor matching contributions equal to 100% on the first 3% of an employee’s eligible earnings deferred and an additional 50% on the next 2% of an employee’s eligible earnings deferred. Employee elective deferrals and safe harbor matching contributions are 100% vested at all times. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
Impact of Tax and Accounting
The Company regularly considers the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.
While considering tax deductibility as only one of several considerations in determining compensation, the Audit Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.
Insider Trading, Anti-Hedging and Anti-Pledging
Our Board of Directors has adopted an Insider Trading Policy governing stock trading and prohibiting insider trading, which applies to all of our directors, officers and employees. The policy contains various restrictions on transactions in our stock by our directors, officers and employees and requires all such trades to be pre-cleared and may only occur during permitted periods (based on, for example, the timing of the release of our quarterly or annual financial results, or during periods when the director, officer or employee is not acting on non-public material information). The Company also considers it improper and inappropriate for our directors, officers and employees to engage in short-term or speculative transactions in our securities. Our policy has prohibitions on short-term trading, short sales, publicly traded options, hedging transactions and margin accounts and pledges. No named executive officer has entered into any such prohibited transaction.

EXECUTIVE COMPENSATION TABLES

2023 Summary Compensation Table
The following table sets forth information regarding the compensation to our NEOs for the years ended December 31, 2023 and 2022.

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards($)(3)	All Other Compensation ($)(4)	Total ($)
Christian Fong	2023	$650,000	$650,000	$—	$—	$17,900	$1,317,900
Former President and CEO	2022	200,000	203,014	—	—	12,200	$415,214
Eric Tech	2023	50,037	—	—	—	1,839,615	1,889,652
Former President and CEO	2022	600,440	520,000	1,000,000	—	465,414	2,585,854
Sarah Weber Wells	2023	285,346	120,000	268,515	—	13,579	687,440
Chief Financial Officer and Head of Sustainability							—
Donald Klein	2023	150,516	80,208	30,447	—	588,821	849,992
Former Chief Financial Officer	2022	273,166	187,500	—	—	10,019	470,685
Jonathan M. Norling	2023	297,462	150,000	285,643	—	6,250	739,355
Chief Legal Officer							—
Stacey Constas	2023	154,030	51,667	11,527	—	471,350	688,574
Former General Counsel	2022	236,025	112,000	—	—	23,880	371,905
(1)Amounts in this column for 2023 represent performance bonuses.
(2)Amounts shown under the heading “Stock Awards” reflect the grant date fair values of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on assumptions set forth in Note 16 to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2023.
(3)Amounts shown under the heading “Stock Option Awards” reflect the grant date fair values for stock option awards calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 16 to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2023.
(4)Includes 401(k) plan contributions made by the Company; and for 2023 also includes: (a) Mr. Tech, $418,114 paid in connection with compensation foregone from Mr. Tech's prior employer for which the Company agreed to indemnify Mr. Tech and COBRA benefits and (b) for Mr. Klein amounts payable pursuant to the Company's severance policy.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table shows (i) the number of outstanding stock option awards that are vested and unvested as of December 31, 2023; (ii) the exercise price and expiration date of these options; and (iii) the aggregate number and value as of December 31, 2023 of all unvested restricted stock or units. The values ascribed to the awards in the table below may or may not be realized by their recipients, depending on share prices at the time of vesting or exercise.

Outstanding Equity Awards at Fiscal Year-End
Option Awards								Restricted Stock Unit Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)(1)	Option Expiration Date(1)	Equity Award Grant Date	Equity Award Vesting Dates(2)	Number of Units of Stock Held That Have Not Vested (#)(3)	Market Value of Units of Stock Held that Have Not Yet Vested ($)(3)	Equity incentive plan awards: Number of unearned shares or units or other rights that have not vested (#)
Christian Fong	—	—	—	—	—	—		—	—	—
Eric Tech	13,184	39,554	—	32.72	12/02/31	12/1/21		25,352	109,267	—
Sarah Weber Wells	—	—	—	—	—	12/1/21	(a)	60,750	268,515	45,562
Jonathan M. Norling	—	—	—	—	—	12/1/21	(b)	64,625	285,643	48,469
Donald Klein	—	—	—	—	—	—		—	—	—
Stacey Constas	—	—	—	—	—	—		—	—	—
(1)These columns reflect the exercise price and expiration date, respectively, for all of the stock options under each award.
(2)The following describes the vesting dates of the relevant award: (i) those awards designated by an (a) vest 25% on the first anniversary of the grant date and then in substantially equal monthly installments over the next three years following such first anniversary; (ii) those awards designated by an (b) vest 25% on the first anniversary of the grant date and then 25% each year thereafter; (iii) those awards designated by an (c) vest 25% on the first anniversary of the grant date and then 25% each year thereafter.
(3)These columns reflect the number of unvested RSUs held by each NEO under each award of RSUs and the dollar value of those units is calculated using the closing market price of the Company’s common stock on December 29, 2023, of $4.42.
Employment Agreements and Severance Agreements
Executive Severance Policy. Effective May 11, 2022, the Company adopted an Executive Severance Policy (the “ESP”) which provides severance benefits to management and other key employees designated as participants by the Board of Directors. The ESP provides for severance benefits following a “Qualifying Termination” and enhanced severance benefits if there is a Qualifying Termination 90 days before or 12 months after a change of control of the Company. In September 2022, the Company Board of Directors determined that the Spruce Power acquisition qualified as a change in control of the Company, due to the nature of the transaction under which all executive management was scheduled to transition, and the pivoting of the strategic and operational focus of the Company away from its legacy business.
Hayes Employment Agreement. The Company entered into an Employment Agreement with Mr. Hayes on April 12, 2024 (the “Hayes Employment Agreement”). Under the Hayes Employment Agreement, Mr. Hayes’ position with the Company is President and (effective on April 12, 2024) Chief Executive Officer. The Hayes Employment Agreement provides for a term of employment that commenced on April 12, 2024, and that will continue until terminated by the Company or Mr. Hayes. If Mr. Hayes’s employment is terminated by the Company without Cause (as defined in the Hayes Employment Agreement) (other than due to his death or Disability (as defined in the Hayes Employment Agreement)) or he resigns without Good Reason, then either the Company or Mr. Hayes will provide the other party with at least thirty days’ prior written notice of such termination. In the event that Mr. Hayes’s employment with the Company is terminated as a result of his Disability or death, he will receive the following severance benefits: (a) a lump sum payment of a pro-rata portion of his target bonus for the calendar year in which such termination, (b) the cost of COBRA continuation coverage for all health plans and programs for such 18 months periods, as applicable, (c) a pro rata portion of his annual performance bonus, (d) immediate vesting of all outstanding options and RSUs.
Weber Wells Offer Letter and Enhanced Severance Letter. Mrs. Weber Wells is a party to an offer letter dated October 25, 2018 (the “Weber Wells Offer Letter”) with Spruce Finance Inc. and its subsidiary Spruce Lending, Inc. These entities become subsidiaries of the Company pursuant to the Company’s acquisition of Spruce Power on September 9, 2022. The Weber Wells Offer Letter provides for a minimum annual base salary of $145,000 and customary benefits. Additionally, on April 27, 2022, the Company entered into a letter agreement (the “Weber Wells Severance Letter Agreement”) with Ms. Weber Wells provided that in the event of a termination of her employment without cause (as defined in the Weber Wells Severance Letter Agreement), the Company will make a lump sum separation payment equal to three months of her current salary, subject to Ms. Weber Wells signing and not revoking a release of claims with certain standard terms and conditions.
Fong Severance Letter. On April 12, 2024, the Company created a letter agreement (the “Fong Severance Letter”) to Mr. Fong confirming the severance he would be entitled to receive under the ESP following the Spruce Power acquisition. Pursuant to the Fong Severance Letter, following the termination of his employment as of April 12, 2024, and receipt by the Company of a separation agreement which included a customary release of claims, Mr. Fong will be receiving severance benefits equal to eighteen months of base salary; payment of his 2023 annual performance bonus at 100% of target and payment of his 2024 annual performance bonus pro-rata based on the number of days Mr. Fong was employed in calendar year 2024; eighteen months of COBRA premiums; and immediate vesting of unvested, time-based equity awards that had been granted prior to the date of employment separation, along with an immediate ability to exercise any outstanding stock options.
Klein Severance Benefits. Mr. Don Klein served as Chief Financial Officer of the Company since April 2022 and resigned May 2023. Severance benefits were granted to Mr. Klein following the termination of his employment in accordance with the provision under the Company’s Executive Severance Policy, discussed above. As a result, Mr. Klein is entitled to, and has received the following severance, after receipt by the Company of a separation agreement which included a customary release of claims: (a) lump sum payment of base salary for 18 months, (b) the cost of COBRA continuation coverage for all health plans and programs for such 18 months periods, as applicable, (c) a pro rata portion of his annual performance bonus, (d) immediate vesting of all outstanding options and RSUs.
Constas Severance Benefits. Ms. Stacey Constas served as General Counsel of the Company since May 2022 and resigned July 2023. Severance benefits were granted to Ms. Constas following the termination of her employment in accordance with the provision under the Company’s Executive Severance Policy, discussed above. As a result, Ms. Constas is entitled to, and has received the following severance, after receipt by the Company of a separation agreement which included a customary release of claims: (a) lump sum payment of base salary for 18 months, (b) the cost of COBRA continuation coverage for all health plans and programs for such 18 months periods, as applicable, (c) a pro rata portion of his annual performance bonus, (d) immediate vesting of all outstanding options and RSUs.

Pay Versus Performance
The Company and its Compensation Committee are committed to ensuring alignment between Company performance and executive compensation to encourage and reward management for the creation of stockholder value. This Pay versus Performance disclosure provides an additional perspective on our pay and performance alignment. This perspective is enhanced by the inclusion of Compensation Actually Paid (CAP) to our named executive officers, which captures the annual change in management’s total, company-derived wealth. This provides a distinct view from total compensation for our named executive officers as set forth in the “Summary Compensation Table” (SCT) pay, which captures the annual economic cost of compensation to the Company.

Pay Versus Performance Table
The following table shows the past two fiscal years’ of SCT pay, CAP, our indexed total shareholder return (TSR), and our net income.

Pay vs. Performance Table

Year	Summary Compensation Table Total for PEO(1&2)	Summary of Compensation Table Total for former PEO(1&3)	Compensation Actually Paid to PEO(1&3)	Compensation Actually Paid to former PEO(1&3)	Average Summary Compensation Table Total for Non-PEO NEOs(1&2)	Average Compensation Actually Paid to Non-PEO NEOs(1&3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4)	Net Income (Loss) (thousands)(5)
2023	$1,317,900	$—	$1,317,900	$—	$1,317,722	$1,317,722	$—	$—
2022	$2,585,854	$—	$1,194,099	$—	$1,600,839	$1,850,266	$4	$(93,931)
2021	$2,100,000	$4,839,218	$1,717,945	$(46,892,889)	$767,896	$1,285,299	$14	$28,790
(1)NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2023	Christian Fong and Eric Tech	Sarah Weber Wells, Jonathan Norling, Donald Klien and Stacy Constas
2022	Eric Tech	Christian Fong, Thomas (Tod) Hynes III, James Berklas and Colleen Calhoun
2021	Eric Tech and Dimitri Kazarinoff	Thomas (Tod) Hynes III, Cielo Hernandez and James Berklas
(2)Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
(3)The following table details the adjustment to the Summary Compensation Table Total Pay for our PEO, our former PEO and the average for our other NEOs, to determine “compensation actually paid”, as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

	PEO			Former PEO			NEO Average
	2023	2022	2021	2023	2022	2021	2023	2022	2021
Summary Compensation Table Total	$1,317,900	$2,585,854	$2,100,000	$—	$—	$4,839,218	$1,317,722	$1,600,839	$767,896
Less: Reported Fair Value of Equity Awards(a)	—	(1,000,000)	(1,800,000)	—	—	—	—	(710,752)	379,039
Add: Year-End Fair Value of Equity Awards Granted in the Year(b)	—	741,129	1,417,945	—	—	—	—	607,037	138,364
Add: Fair Value of Equity Awards Granted in the Year that Vested in the Year(b)	—	—	—	—	—	—	—	400,833	—
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year(b)	—	(282,983)	—	—	—	(31,201,780)	—	(7,171)	—
Add: Change in Fair Value of Outstanding and Unvested Equity Awards(b)	—	(849,901)	—	—	—	—	—	(16,286)	—
Less: Fair Value at the end of Prior Year of Equity Awards Granted in Prior Years that Forfeited During the Year(b)	—	—	—	—	—	(20,530,327)	—	(24,234)	—
Compensation Actually Paid	$1,317,900	$1,194,099	$1,717,945	$—	$—	$(46,892,889)	$1,317,722	$1,850,266	$1,285,299
(a)The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)Fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies that are generally consistent with those used to estimate fair value at grant under US GAAP, including the Black-Scholes formula for options granted at the money, and Monte Carlo simulation for premium-priced options and market-based restricted stock units. See “Note 16. Share-Based Compensation Expense” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the corresponding fiscal year, where we explain assumptions made in valuing equity awards at grant.
(4)The amounts reflect the indexed total shareholder return of our common stock at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2020, and reinvestment of dividends, if any.
(5)The dollar amounts reported represent the net income reflected in our audited financial statements for the applicable year.

Director Compensation
No member of our board of directors who is also a member of management receives cash, equity or other non-equity compensation for service on our board of directors. In 2023 we approved the following Non- Employee Director Compensation Policy that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

Non-Employee Director Compensation Policy
Annual Equity Award. Under the non-employee director compensation policy, each non-employee director of the Company will receive a $150,000 annual equity award, such award comprised solely of RSUs. The chair of our Board of Directors will receive an additional $25,000 annual equity award, such grant comprised solely of restricted stock units. The awards will be granted on the date of each annual meeting of stockholders at which the director is elected to our Board of Directors or continues to serve as a director. Each grant will vest in full on the first anniversary of the grant date.

Initial Equity Award. Upon initial election to our Board of Directors, each new non-employee director of the Company will receive an initial equity award equal to 150% of the annual equity award, such award comprising of restricted stock units. The initial equity award will vest in equal installments on the first, second and third anniversary of the date of the grant.
Annual Cash Retainer. Each non-employee director of the Company will receive an annual cash retainer of $50,000 for his or her service on our Board of Directors, and the chair of our board will receive an additional $20,000 cash retainer. Each member of the audit, compensation and nominating and corporate governance committees will receive an annual cash retainer of $10,000, $7,500 and $5,000, respectively. In addition, the chair of each of the audit, compensation and nominating and corporate governance committees will receive an additional cash retainer of $20,000, $15,000 and $10,000, respectively. The annual cash retainers, as applicable, will be payable in quarterly installments, in arrears, at the end of each calendar quarter for the duration of such non-employee director’s service on our Board of Directors or committee.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Total ($)
(a)	(b)	(c)	(d)
Christopher Hayes	92,500	170,093	262,593
Eric Tech(e)	50,000	150,084	200,084
Kevin Griffin	67,500	150,084	217,584
Jonathan J. Ledecky	60,000	150,084	210,084
John P. Miller	102,500	150,084	252,584
(a)Board members.
(b)Board fees earned for fiscal year ended December 31, 2023.
(c)The dollar value of those units is calculated using the closing market price of the Company's common stock on the grant date of May 25, 2023 at $5.92.
(d)Total compensation received.
(e)Represents compensation to Mr. Tech as a director after he ceased serving as President and Chief Executive Officer of the Company as of February 1, 2023.

Equity Compensation Plan Information
The following table summarizes share information, as of December 31, 2023, for the Company’s equity compensation plans and arrangements, consisting of the XL Fleet Corp. 2020 Equity Incentive Plan and XL Hybrids, Inc. 2010 Equity Incentive Plan. New awards may only be made under the 2020 Equity Incentive Plan.

Equity Plan Category	Number of Shares To Be Issued Upon Exercise Of Outstanding Options and Vesting of Outstanding RSUs(1)	Weighted-Average Exercise Price Of Outstanding Options(1)	Shares Remaining Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	2,689,726	$17.89	3,455,561
Equity compensation plans not approved by shareholders	—	—	—
Total	2,689,726	$17.89	3,455,561
(1)Consists of options with respect to 193,156 shares outstanding as of December 31, 2023 and RSUs with respect to 2,496,570 shares un-vested as of December 31, 2023. The weighted-average exercise price does not take the RSUs into account.

REPORT OF AUDIT COMMITTEE
The Audit Committee of our board of directors is currently composed of three members, each of which is independent as required by the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. The Board has determined that each member of the Audit Committee is financially literate. The Audit Committee operates under a written charter adopted by the board of directors, found at the Company’s website, www.sprucepower.com, under the Governance tab. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
Management has primary responsibility for our financial statements and the reporting process, including the systems of internal control over financial reporting. As more fully described in its charter adopted by our board of directors, the primary purpose of the Audit Committee is to assist the board of directors in overseeing the integrity of our financial statements, compliance with legal and regulatory requirements and the qualifications, performance and independence of the external auditors.
Deloitte & Touche LLP (“Deloitte & Touche”), which has served as the Company’s independent registered public accounting firm since April 19, 2023, was responsible for planning and conducting an audit of the Company’s annual financial statements and a review of the Company’s quarterly financial statements. Further, Deloitte & Touche was responsible for expressing opinions on the Company’s financial statements based on its audits.
As part of fulfilling its responsibilities, the Audit Committee meets periodically with Company management, Deloitte & Touche and members of the internal audit function, both separately and collectively. The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year 2023 with management and Deloitte & Touche, and discussed with Deloitte & Touche those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding Deloitte & Touche’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche its independence. Based on these reviews and discussions with management and Deloitte & Touche, the Audit Committee recommended to the board that the Company’s audited financial statements for the fiscal year ended December 31, 2023 be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Members of the Company’s Audit Committee

John P. Miller (Chair) Kevin Griffin
Jonathan J. Ledecky

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Audit Committee Charter requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider all available information deemed relevant by the Audit Committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Related Party Transactions
Our board of directors adopted a written related person transactions policy that sets forth policies and procedures regarding the identification, review, consideration and oversight of related person transactions. For purposes of this policy only, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of its subsidiaries, are participants involving an amount that exceeds $120,000, in which any related person has a material interest.
Transactions involving compensation for services provided to us or any of our subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the related person transaction policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to our Audit Committee (or to another independent body of our board of directors) for review. To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests. The transactions described below occurred after the adoption of the Company’s related persons transactions policy.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to indemnify such directors and executive officers for certain expenses, including reasonable attorneys’ fees, judgments (including any pre and post-judgment interest) penalties, fines, liabilities, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

PROPOSAL 1
ELECTION OF DIRECTORS

Our board of directors currently consists of seven members, classified into three classes (Classes A, B, and C) as follows: (i) John P. Miller and Eric Tech are Class A directors, (ii) Kevin Griffin, Christopher Hayes and Clara Nagy McBane are Class B directors, and (iii) Jonathan J. Ledecky and Ja-chin Audrey Lee are Class C directors. The terms of the current directors will expire at (i) the Annual Meeting, in the case of the Class A directors, (ii) the 2025 annual meeting, in the case of the Class B directors, and (iii) the 2026 annual meeting, in the case of the Class C directors, with each director elected to hold office until their respective successors are elected and qualified.
Company Nominees for Class A Directors (Term Expiring in 2027)
At the Annual Meeting, the two Class A directors will be elected to the Board by the holders of our stock to serve until the 2027 annual meeting of stockholders and to hold office until their respective successors are elected and qualified. As discussed above, our Nominating Committee recommended, and our Board unanimously nominated, John P. Miller and Eric Tech, both the current Class A directors, as nominees for re-election as the Class A directors at the Annual Meeting and each has consented to being named in this proxy statement.
Christopher Hayes has served as Chief Executive Officer and President of the Company since April 2024, and a director of the Company since December 2020. From January 2023 to April 2024, Mr. Hayes served as the Chair of the Board of the Company. From August 2019 until December 2020, Mr. Hayes served as a member of the Board of the Company’s predecessor, XL Hybrids Inc. From August 2016 to January 2017, Mr. Hayes served as the Senior Vice President of Edison Energy, LLC, an indirect subsidiary of Edison International, a publicly traded energy and power markets company, following Edison’s acquisition of Altenex, a renewable energy procurement company cofounded by Mr. Hayes in 2011. Most recently, Mr. Hayes served as managing partner and director of Alturus, a sustainable infrastructure.
John P. Miller was appointed by the board to become a director in March 2022. Mr. Miller has over 40 years of broad-based executive management experience in the transportation, manufacturing and distribution industries in both public and private equity companies. From 2017 to 2021, he served as Chief Executive Officer of Power Solutions International (OTC Pink: PSIX), a leader in the design, engineering, and manufacturing of a broad range of advanced, emission-certified engines and power systems. Prior to Power Solutions, from 2008 through 2016, Mr. Miller served in operational and financial management positions of increasing responsibility at Navistar International Corporation, a global manufacturer of commercial and military trucks, school buses, and diesel engines. Mr. Miller’s substantial financial experience is of great assistance to the board as continued exploration of short and longer term growth strategies occurs.
Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS USING THE ENCLOSED PROXY CARD TO VOTE “FOR” THE ELECTION OF EACH OF OUR BOARD’S NOMINEES, JOHN P. MILLER AND ERIC TECH, AS CLASS A DIRECTORS. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH OUR BOARD’S RECOMMENDATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON SUCH STOCKHOLDER'S PROXY CARD.
If you are a registered holder and submit a validly executed proxy card but do not specify how you want your shares to be voted with respect to the election of directors, then your shares will be voted in accordance with the Board’s recommendation with respect to this Proposal 1, i.e., “FOR” the two (2) nominees recommended by our Board and named in this proxy statement. Each nominee recommended by the Board has consented to serve if elected. If any of the nominees nominated or recommended by the Board become unavailable to serve as a director before the Annual Meeting, the Board may designate a substitute nominee or nominees, as applicable. In that case, the persons named as proxies will vote for the substitute nominee(s) designated by the Board. At this time, the Board knows of no reason why any of the two nominees recommended by the Board would not be able to serve as a director if elected. You are permitted to vote for fewer than two nominees. If you vote “FOR” only one nominee on your proxy card, your shares will be voted “FOR” only the nominee you have marked. If you vote “FOR” more than two nominees on your proxy card, your votes on the election of directors will be invalidated and not counted.
If you are a beneficial holder and properly mark, sign and return your voting instruction form or complete your voting instructions via Internet, telephone or mail, your shares will be voted as you direct your bank or broker. However, if you sign and return your voting instruction form but do not specify how you want your shares voted with respect to the election of directors, then your shares will be voted in accordance with the Board’s recommendation with respect to this Proposal 1, i.e., “FOR” the two (2) nominees recommended by our Board and named in this proxy statement. If you are a beneficial holder and you vote (i) “FOR” only one nominee on your voting instruction form, your shares will be voted “FOR” only the nominee you have marked, or (ii) “FOR” more than two nominees on your voting instruction form, your votes on the election of directors will be invalidated and not counted. It is important that you provide specific instructions to your broker or bank regarding the election of directors so that your vote with respect to this item is counted. Please carefully review the instructions provided by your bank or broker.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Engagement of Independent Registered Public Accounting Firms
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte & Touche”), as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2024. Our board of directors proposes that the stockholders ratify this appointment. We expect that representatives of Deloitte & Touche will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions. Deloitte & Touche has served as the Company’s independent registered public accounting firm since April 19, 2023. Marcum LLP (“Marcum”) served as the Company’s independent registered public accounting firm for the years ended December 31, 2022 and 2021, and the subsequent period from December 31, 2022 through March 30, 2023.
During the years ended December 31, 2021 and 2022, and the subsequent interim period through April 19, 2023, the Company did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of SEC Regulation S-K.
In deciding to appoint Deloitte & Touche, the Audit Committee reviewed auditor independence and existing commercial relationships with Deloitte & Touche and concluded that Deloitte & Touche has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2024.

Change in Our Independent Registered Accounting Firm
After the conclusion of a competitive auditor selection process, on March 30, 2023, the Audit Committee dismissed Marcum as its independent registered public accounting firm and approved the engagement of Deloitte & Touche to serve as the Company’s independent registered public accounting firm beginning with the fiscal year ending December 31, 2023, and notified Marcum of its dismissal.
Marcum's reports on the Company's financial statements for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company's two most recent fiscal years and through March 30, 2023, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Marcum's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.
Fees Billed by Deloitte & Touche and Marcum
The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the Company’s annual financial statements and fees billed for other services rendered by Deloitte & Touche for the year ended December 31, 2023, and Marcum for the audit of the Company’s annual financial statements and fees billed for other services rendered by Marcum for the year ended December 31, 2022:

	2023	2022
Audit Fees:(1)	$2,905,000	$633,450
Audit Related Fees:(2)	485,000	22,660
Tax Fees:(3)	17,894	—
Other Fees(4):	5,251	—
Total Aggregate Fees:	$3,413,145	$656,110

(1) Audit Fees consisted of audit work performed in the preparation of financial statements, work during the fiscal year to implement standards and controls under Sarbanes-Oxley procedures.
(2) Audit Related Fees incurred in fiscal year 2023 were related to the Company’s standalone subsidiary annual reports required by lender agreements. Audit Related Fees incurred in 2022 were principally in connection with the filing of Form 8-K in updating financial information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 to reflect the Company’s change in segment reporting, and with the filing of the Company’s Form S-3 in November 2022.
(3) Tax Fees incurred in fiscal year 2023 were related to tax consulting services. There were no Tax Fees incurred during the 2022 fiscal year.
(4) Other fees incurred during the 2023 fiscal year were related to subscriptions to research tools and registration fees for seminars and/or conferences.

The percentage of services set forth above in the categories (audit related fees and tax fees), that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 0%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, standalone subsidiary audits, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4.Other Fees are those associated with services not captured in the other categories, including subscriptions to research tools and registration fees for seminars and/or conferences.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Deloitte & Touche as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

Required Vote
The affirmative “FOR” vote of a majority of the votes cast (excluding abstentions and broker non-votes) on the proposal is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal. Notwithstanding the appointment of Deloitte & Touche LLP and even if our stockholders ratify the appointment, our Audit Committee of the Board, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders.

Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS USING THE ENCLOSED PROXY CARD TO VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH OUR BOARD'S RECOMMENDATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON SUCH STOCKHOLDER'S PROXY CARD.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 3 provides stockholders the opportunity to cast an advisory vote to approve the compensation of our named executive officers as described in this proxy statement. Please see the “Summary Compensation Table,” starting on page 22, for full details. Stockholders are being given the opportunity to endorse or not endorse our executive compensation programs and policies, and the total compensation paid to our named executive officers. This proposal is often called the “Say on Pay” proposal.
Accordingly, our board of directors is asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement, by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables, narrative disclosures, and other related disclosure, is hereby approved.”
Although this vote is non-binding, the Board values the opinions of our stockholders, and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

Required Vote
The affirmative “FOR” vote of a majority of the votes cast (excluding abstentions and broker non-votes) is required to approve, on an advisory basis, the total compensation paid to the named executive officers as disclosed in this proxy statement. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non‑votes are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal. Although the vote is non-binding, our Board and our Compensation Committee of the Board value the opinions of our stockholders in this matter and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will take stockholders’ views into account in setting compensation for future time periods.
Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS USING THE ENCLOSED PROXY CARD TO VOTE "FOR" THE APPROVAL ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY AS DESCRIBED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH OUR BOARD’S RECOMMENDATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON SUCH STOCKHOLDER'S PROXY CARD AS DESCRIBED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH OUR BOARD’S RECOMMENDATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON SUCH STOCKHOLDER'S PROXY CARD.

CODE OF CONDUCT AND ETHICS
We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.sprucepower.com under the Governance, Documents and Charters section of our Investors page and will be made available to stockholders without charge, upon request, in writing to the attention of our Corporate Secretary at Spruce Power Holding Corporation, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the New York Stock Exchange.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires Company directors, executive officers and other persons who beneficially own more than 10% of the Company’s common stock, to file reports with the SEC regarding their initial stock ownership and any changes in their stock ownership. Based solely on a review of the reports filed for the fiscal year and related written representations, the Company believes that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), with the exception of a Form 4 report filed by Stacey Constas on April 28, 2023 reporting a transaction on February 7, 2023, a Form 4 report filed by Donald P. Klein on April 28, 2023 reporting a transaction on April 11, 2023, a Form 4 filed by Christian Fong on May 30, 2023 reporting transactions on May 24, 2023 and May 25, 2023, a Form 4 filed by Stacey Constas on June 30, 2023 reporting a transaction on June 12, 2023, and a Form 4 filed on October 3, 2023 by Christian Fong reporting a transaction on September 9, 2023.

OTHER MATTERS
Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS
Any stockholder who desires to submit a proposal for inclusion in the proxy materials for the 2025 Annual Meeting in accordance with Rule 14a-8 must submit the proposal in writing c/o Corporate Secretary, Spruce Power Holding Corporation, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222. We must receive a proposal by February 24, 2025 (120 days prior to the anniversary of the mailing date of this proxy statement) in order to consider it for inclusion in the proxy materials for the 2025 Annual Meeting. If the date of the 2025 Annual Meeting is changed by more than 30 days from the date of the 2024 Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials.
Nominations for election of directors and proposals for other business intended to be presented at the 2025 Annual Meeting but not included in our Proxy Statement and proxy must be received at our principal offices no later than May 14, 2025, which is 90 calendar days prior to the anniversary of this year’s meeting date, and no earlier than April 14, 2025, which is 120 calendar days prior to the anniversary of this year’s meeting date, provided, however, that in the event that the 2025 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of this year’s meeting date, such proposal must be received by us no later than the 10th day following the day on which the notice of the date of the 2025 Annual Meeting was mailed or public disclosure of the date of the 2025 Annual Meeting was made, whichever first occurs. The persons named as proxies in our proxy for the 2025 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on any such stockholder proposals, if presented at the 2025 Annual Meeting, without including information about the proposal in our materials. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2025 Annual Meeting will have the right to exercise discretionary voting power with respect to such proposal. Any nominations or other proposals received from stockholders must be in full compliance with applicable laws and with our Bylaws. A copy of the full text of the Company’s current bylaws may be obtained upon written request to the Corporate Secretary at the address provided in the next sentence and online on the SEC’s website, www.sec.gov. All nominations and other stockholder proposals should be marked for the attention of Corporate Secretary, Spruce Power Holding Corporation, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222.
In addition to satisfying the requirements under our by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 13, 2025, which is 60 calendar days prior to the anniversary of this year’s meeting date. If the date of the 2025 Annual Meeting is changed by more than 30 days from the date of the 2024 Annual Meeting of Stockholders, then the notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company.
BY ORDER OF THE BOARD OF DIRECTORS

Jonathan M. Norling
Chief Legal Officer
Denver, Colorado
June 24, 2024

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

Class		FOR	AGAINST	ABSTAIN
01	John P. Miller	☐	☐	☐
02	Eric Tech	☐	☐	☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

CONTROL NUMBER

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

WILL ATTEND THE MEETING ☐

Date:______________________________, 2024

Signature

Signature

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

As a stockholder of Spruce Power Holding Corporation you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on August 11, 2024.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.FCRvote.com/SPRU

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY